EXHIBIT 10.1 (English Translation)

BUY-SELLING PROMISE PRIVATE AGREEMENT TO ACQUIRE THE CONCESSION RIGHTS OF THE MINING LOTS “LA ABUNDANCIA” TITLE 184995, “LA ABUNDANCIA DOS” TITLE 184683, “LA ABUNDANCIA TRES” TITLE 191691, “LA ABUNDANCIA CUATRO” TITLE 182329, “CINCO HERMANOS” TITLE 185170 Y “EL ORO DOS” TITLE 207405. (NOW ON “THE MINES”), CELEBRATED BETWEEN MR. ANTONIO BADUY GONZÁLEZ (NOW ON “THE SELLER”) AND THE COMPANY U.S. PRECIOUS METALS DE MÉXICO, S.A. DE C.V. (NOW ON “THE BUYER”) REPRESENTED BY MR. JOSÉ GARCÍA GRANADOS.

DECLARATIONS.

The Parties states the following declarations:

I.

“THE SELLER” declares that is the owner of the Mine Concessions “LA ABUNDANCIA” Title 184995, “LA ABUNDANCIA DOS” Title 184683, “LA ABUNDANCIA TRES” Title 191691, “LA ABUNDANCIA CUATRO” Title 182329, “CINCO HERMANOS” Title 185170 Y “EL ORO DOS” Title 207405, which lots are located in Caborca County, Sonora State, and are register upon the General Direction of Mining of the Ministry of Economy.

II.

“THE SELLER” states under the oath of saying truth, that such Concessions hasn’t been revoked, limited or modified up to this date.

III.

“THE BUYER” declares that is a Mexican Company constituted before the Ministry of Economy and the Ministry of Foreign Relations, rule by Mexican Laws according to Article 11 of the Law of Mining and Article 8 of its Rules.

IV.

“THE BUYER” is represented by Mr. Jose García Granados, whose legal power hasn’t been revoked, limited or modified up to this date.

Both Parties agrees on the following:

CLAUSES.

FIRST.- The Objective.- “THE SELLER” grants to “THE BUYER” the exclusivity of the Mining Concession Rights selling mention in Declaration I of this Agreement, for a term of 5 (five) years, starting on the date when this Agreement is signed by both Paries. Which implies that, during this period, the “THE SELLER” will not promote the selling of “THE MINES” to any third party different from “THE BUYER”.

In anytime, during the term of this Agreement, and as a result of the exploration studies, “THE BUYER” will have the option to negotiate a price with “THE SELLER”, following the Negotiation Bases agrees in the THIRD CLAUSE of this Agreement.

If at the end of the Term, “THE BUYER” decides that the exploration results doesn’t fulfill its expectations, this Agreement will be canceled and “THE MINES” will continued been “THE SELLER” property.

SECOND.- Authorization to perform Geological Studies.- During the term of this Agreement, “THE SELLER” agrees to authorize and give all the facilities to “THE BUYER” so it can perform the geological studies, analysis and exploration of the mining lots, to confirm the potential, in order to be in the possibility to develop its Exploitation Working Plan.

THIRD.- Price Negotiation Bases. - “THE SELLER” and “THE BUYER” have agreed the following price negotiation bases:

a.

If “THE MINES” become productive according to the “THE BUYER” criteria, based on the Geological Studies, “THE SELLER” will received 3% (three percent) of the melting metal that will be obtained. “THE BUYER” will keep the right of buy this percentage, which will be paid according to the results of the price negotiation that both parties will handled.

b.

“THE SELLER” might choose to exchange the monetary value of the melting referred on late paragraph “a”, for Stocks of the Company US Precious Metals, Inc., which quotes in the New York Stock Market.

c.

If “THE SELLER” would rather received a one time payment, nevertheless, lower than the one already exposed, then the Parties will negotiate the amount, considering the exploitation potentialities of “THE MINES” and the time frame programmed by “THE BUYER” in its Exploitation Plan.

d.

Both Parties might decided to negotiate a fix amount to be delivered in one exhibition and other agree amount will be delivered in a monthly bases during a period that both Parties will agree, as part of the negotiations.

e.

Both Parties might negotiate a different alternative, based on the 4 options already exposed.

FORTH.- Results of the Geological Studies and Price Fixation.- Once the conclusion of the Geological Studies of “THE MINES”, which will last at the most a period of 1 (one) year starting on date of the signing of this Agreement, if the results become positive according the “THE BUYER” standards, “THE BUYER” will present a report to “THE SELLER”, and in this moment, both parties will conclude the price negotiations, according to any of the alternatives mention in Clause THIRD, fixing the price range in which “THE MINES” will be sell.

Given the case, in which the results of the Report presented by “THE BUYER”, doesn’t satisfied the expectation of “THE SELLER”, then it can proceed to ask for opinion of a third party. Afterwards, both parties will proceed to close the negotiations.

Given the case in which the Geological Studies order by “THE BUYER”, do not fulfill the standards and policies apply to this issue, or given the case in which during the exploitation works, the extracted and processed minerals do not show the expected productivity, then “THE BUYER” will cancel this Agreement and will return “THE MINES” Concessions to “THE SELLER”.

FIFTH.- Term of the Agreement.- The Term of this Agreement will be five years starting on the signing date of this Agreement, and will have its final effects once “THE BUYER” proceed to do the payment of “THE MINES”, according to any of the alternatives referred on Clause THIRD, in which case a Definitive Buy and Sell Agreement containing all the concepts of the final negotiations will be signed by both Parties, which will mean that the property of “THE MINES” Concessions will pass to “THE BUYER”.

 SIXTH.- Authorization to exploit the Mining Lots.- “THE BUYER” authorize “THE SELLER” to exploit the Mining Lots up to 40 (forty) tones per day until “THE BUYER” decides to buy “THE MINES”, which means that the exploration works have ended, as well as the price negotiations and the Definitive Buy and Sell Agreement has been signed. “THE SELLER” will stop the exploitation works once the negotiations concludes, and “THE BUYER” informs “THE SELLER” in writing.

“THE SELLER” agrees to give all the facilities to “THE BUYER” so it can proceed to do the exploration works, which means that in any time, if it is required, “THE BUYER” might ask “THE SELLER” by writing to stop the exploitation works for the necessary term to do the exploration works, which will have to be set in the writing request.

SEVENTH.- Rescission because Breach of Agreement.- Both Parties might rescind this agreement in the case that one of the parties doesn’t comply with its obligations and refuse to take the necessary measures to correct such unfulfillment within 15 (fifteen) working days after the writing notification of the affected Party.

The Party which exercises its right to rescind this Agreement must inform by writing to the other Party, after the mention term of 15 (fifteen) working days.

EIGHT.- Insolvency.  Both Parties might terminate this Agreement in advance, and with no need of a judicial declaration, in the case that one of the Parties is declared in bankrupt, payment suspension, or any other type of insolvency.

NINTH.- Assignment of Obligations and Rights.- None of the Parties might assign or transfer to a third party, totally or partially, neither the rights neither the obligations contained in this Agreement.

TENTH.- Contractual Responsibility Limits. Both Parties accepts that it will not be imputable to any of them, the responsibility derived from a fortuitous or accidental or Force Majeure causes, and the Parties agrees to suspend the rights and obligations established in the Agreement, which they might restart in a common agreement, in the moment in which the motive of suspension disappear.

ELEVENTH.- Competence.- For the interpretation and fulfillment of this Agreement, both Parties submit themselves to the Laws and Courts of Mexico City.

Once the declarations and Clauses were read, the Parties declare that doesn’t contain neither deceit, neither bad faith and that they agree with them, signing by triple in Mexico City, at  10:30  hours of March 23, 2004.

“THE SELLER”:

s/s
MR. ANTONIO BADUY GONZÁLEZ

“THE BUYER”:

s/s
MR. JOSE GARCIA GRANADOS